EXHIBIT 10.2(a)

                   FIRST AMENDMENT TO THE RETIREMENT PLAN OF
                       ENVIRONMENTAL ELEMENTS CORPORATION

        Pursuant to the powers of amendment reserved under Section 11.1 of the Retirement Plan of Environmental Elements Corporation, as amended and restated effective as of January 1, 1989, said Plan shall be and the same is hereby further amended by Environmental Elements Corporation (the "Employer"), effective as of January 1, 1989, as follows:

                                  FIRST CHANGE

        Section 4.1(b) shall be amended by the additional of the following sentence immediately at the end thereof as follows:

        "Further, in no event in any Plan Year shall the disparity permitted under the Plan exceed the annual overall permitted disparity limit described in Reg. Section 1.401(1)-5(a)."

                                 SECOND CHANGE

        Section 4.7(a)(2) shall be deleted in its entirety and the following shall be substituted in lieu thereof:

        "(2) 100% of the Participant's average monthly Compensation for the period of 3 consecutive Limitation Years during which he has the greatest Compensation from the Employer."

        The Retirement Plan of Environmental Elements Corporation, as amended and restated effective as of January 1, 1989, and as amended by the foregoing changes is hereby ratified and confirmed in all respects.

        IN WITNESS WHEREOF, The Employer has caused this First Amendment to be executed this 28 day of December, 1995.

ATTEST:                               ENVIRONMENTAL ELEMENTS
                                      CORPORATION

/s/ John C. Nichols                   By:  /s/ E. H. Verdery
- - ------------------------------        ---------------------------------
John C. Nichols, Secretary                 E. H. Verdery, President
[Corporate Seal]